UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2011 (February 23, 2011)

Greenworld Development, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-26703	98-0206030
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2101 Vista Parkway, Suite 292 West Palm Beach, Florida	33411
(Address of Principal Executive Office)	(Zip Code)

(561) 228-6148
(Issuer's Telephone Number)

(Former name or former address, if changes since last report)

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

  (d.) On February 23, 2011 one (1) new director was added pending the next annual meeting for the election of directors.  Existing director, Leo J. Heinl, nominated and appointed Niall Shanahan to serve as a Director until the next shareholder election of directors.  Following acceptance of the directorship, Mr. Shanahan was appointed Director of Global Acquisitions.

Niall Shanahan, age 43, Director, is founder and current Chief Executive Officer of 4Front Group.  4Front Project Management is a client representative multi-disciplinary firm specializing in acting for clients with asset management and consolidation projects.

Mr. Shanahan is a seasoned entrepreneur and investor in the professional services, technology and green sectors. He is currently involved in opportunities that promote climate change and the green technology sectors.  Additionally, he collaborates with suppliers and partners that serve the carbon, value added telecoms, and renewable energy sectors.

Mr. Shanahan has reached into Eastern Europe, specifically into Poland and Hungary, and is actively establishing operations in those countries to service their growing economies.  Mr. Shanahan also has partnerships in New York, New York and Atlanta, Georgia.

SIGNATURES

In accordance with Section 13 of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Greenworld Development, Inc.
A Nevada Corporation

(Registrant)

By:   /s/ Leo J. Heinl
    Leo J. Heinl, CEO, CFO, Chairman

Date: February 28, 2011